Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

dated as of

May 12, 2010

among

ALTERRA CAPITAL HOLDINGS LIMITED

and

SECURITYHOLDERS NAMED HEREIN

i

Exhibit A List of Shareholders party to Registration Rights Agreement as of the date hereof

ii

This AGREEMENT dated as of May 12, 2010, (this “Agreement”) is made among Alterra Capital Holdings Limited, a Bermuda company (the “Company”), and the Persons (as defined below) listed on Exhibit A attached hereto.

W I T N E S S E T H

WHEREAS, the Company, Alterra Holdings Limited, a Bermuda corporation and a wholly owned subsidiary of the Company (the “Amalgamation Sub”), and Harbor Point Limited, a company organized under the laws of Bermuda (“Harbor Point”) are parties to an Agreement and Plan of Amalgamation, dated as of March 3, 2010 (the “Amalgamation Agreement”), pursuant to which the Company, Amalgamation Sub and Harbor Point agreed to effect an amalgamation (the “Amalgamation”) of the Amalgamation Sub and Harbor Point, subject to the terms and conditions set forth in the Amalgamation Agreement;

WHEREAS, as more fully described in the Amalgamation Agreement, at the Effective Time (as defined below), outstanding shares of Harbor Point capital stock shall be converted into the right to receive Company Securities (as defined below) on the terms and conditions set forth in the Amalgamation Agreement;

WHEREAS, the Company has agreed to enter into this Agreement, pursuant to which the Company has agreed to provide to the Shareholders (as defined below) certain contractual rights to have the Company Securities held by them registered under the Securities Act (as defined below) and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws;

WHEREAS, as required by the Founding Investors’ Shareholders’ Agreement (as defined below), the Founding Investors (as defined below) have prior to the date hereof consented to the terms of this Agreement; and

WHEREAS, in connection with delivering such consent, the Founding Investors agreed that the Founding Investors’ Shareholders’ Agreement would automatically terminate as of the Effective Time and, in consideration thereof, the Company agreed to provide to the Founding Investors certain contractual rights to have the Company Securities held by them registered under the Securities Act pursuant to this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controls”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” shall mean any date other than a Saturday, Sunday or other day on which banking institutions in New York or Bermuda are obligated by law or executive order to be closed.

“Bye-laws” means the Bye-laws of the Company, as amended from time to time.

“beneficially owns” shall have the meaning as defined in Rule 13d-3 of the Exchange Act.

“Common Shares” means the shares of the Company issued and outstanding or to be issued as common shares, initially having a par value $1.00 per share, and includes a fraction of a common share.

“Company Securities” means (i) the Common Shares, (ii) securities convertible into or exchangeable for Common Shares and (iii) stock appreciation rights, options, warrants (including the Warrants) or other rights to acquire Common Shares.

“Effective Time” means the effective time of the Amalgamation, as set forth in the Amalgamation Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

“FINRA” means the Financial Industry Regulatory Authority.

“Founding Investors’ Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of December 22, 1999, by and among the Company, Max Bermuda Ltd. (formerly known as Max Re Ltd.), and the shareholders party thereto.

“Founding Investors” means Moore Holdings, L.L.C. and Moore Global Investments, Ltd.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of Registrable Securities hereunder.

“Participating Shareholders” means the Shareholders that participate in any registration of Registrable Securities pursuant to Section 2.1 or Section 2.2, including any Requesting Shareholder, and/or any Shareholder engaging in a Shelf Takedown pursuant to Section 3.2.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means a public offering of Common Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, with respect to a Shareholder, any Common Shares (i) beneficially owned by such Shareholder on the date hereof and (ii) for so long as such Shareholder is an Affiliate of the Company or such Common Shares are not otherwise eligible to be sold by such Shareholder to the public without volume limitations under Rule 144 or otherwise freely tradeable, acquired after the date hereof, including, in either case, any Common Shares issuable upon exercise of the Warrants, and any securities issued or issuable in respect of such Common Shares or by way of conversion, amalgamation, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise; provided such Common Shares shall cease to be Registrable Securities on the earliest to occur of the following: the date on which (A) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (B) solely with respect to a Shareholder that beneficially owns less than one percent (1%) of the outstanding Common Shares of the Company, such Common Shares are eligible to be sold by such Shareholder to the public without volume limitations under Rule 144 or may be otherwise be freely traded or (C) such Common Shares cease to be outstanding. No Registrable Securities are required by this Agreement to be registered under more than one registration statement at any one time.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of one counsel for any underwriters or shareholders in connection with “blue sky” qualifications of the securities registered), (iii) other than in the case of a Shelf Take Down, expenses in connection with the printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any required audits of the financial statements of the Company or any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.4(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) other than in the case of a Shelf Take Down, reasonable fees and expenses of one counsel for all of the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) reasonable fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any one counsel for any underwriters thereto, (x) fees and disbursements of underwriters customarily paid by issuers, but excluding any underwriting fees, discounts and commissions or transfer taxes attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or sale of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.4(m). Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts).

“Rule 144” means Rule 144 (or any successor rule) under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws.

“Shareholder” means each Person (other than the Company) who shall be a party to or bound by this Agreement, so long as such Person shall beneficially own any Registrable Securities.

“Shelf Registration Statement” means a Registration Statement on Form S-3 (or any successor form) providing for the resale of Registrable Securities pursuant to Rule 415 of the Securities Act (or any successor rule).

“Shelf Take Down” means a sale of Common Shares by any Shareholder pursuant to a Shelf Registration Statement.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Trident” means collectively, Trident III, L.P. and Trident III Professionals Fund, L.P.

“Warrants” means the warrants to purchase Common Shares issued to each of Trident, The Chubb Corporation and Moore Holdings, L.L.C.

(b) In addition, each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Amalgamation Agreement	Preamble
Amalgamation Sub	Preamble
Company	Preamble
Damages	Section 2.5
Demand Registration	Section 2.1(a)
Harbor Point	Preamble
Indemnified Party	Section 2.7
Indemnifying Party	Section 2.7
Inspectors	Section 2.4(g)
Maximum Offering Size	Section 2.1(e)
Piggyback Registration	Section 2.2(a)
Records	Section 2.4(g)
Requesting Shareholder	Section 2.1(a)
Rights Entities	Section 4.1(a)
Shelf Registration Statement	Section 3.2(a)

ARTICLE 2.

REGISTRATION RIGHTS

Section 2.1. Demand Registration.

(a) If the Company shall receive a request from a Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof (including whether the offering is an underwritten offering), then the Company shall promptly give notice of such requested registration (each such request, a “Demand Registration”) prior to the effective date of the registration statement relating to such Demand Registration to the other Shareholders holding Registrable Securities and thereupon shall use commercially reasonable efforts to effect, as expeditiously as possible, subject to Section 2.1(e), the registration under the Securities Act of:

(i) all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 2.1, and

(ii) all other Registrable Securities that any Shareholder has requested the Company to register by written request received by the Company within 10 Business Days after such Shareholder receives the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

provided that, subject to Section 2.1(d), the Company shall not be obligated to effect more than two Demand Registrations for each of (A) Trident and its Affiliates, (B) The Chubb Corporation and its Affiliates and (C) the Founding Investors and their Affiliates, including Remington Investment Strategies, L.P.;

provided further that the Company shall not be obligated to effect a Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equal or exceed $25,000,000; and

provided further that a Shareholder’s right to include its Registrable Securities in a Demand Registration will be conditioned upon the timely provision by such Shareholder of such information as the Company may reasonably request relating to the disclosure requirements of Item 507 of Regulation S-K (or any similar disclosure requirement applicable to such Demand Registration).

In no event shall the Company be required to effect more than one Demand Registration hereunder within any four-month period.

(b) Promptly after the expiration of the 10-Business Day-period referred to in Section 2.1(a)(ii), the Company will notify all Participating Shareholders of the identities of the other Participating Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholder may revoke such request, without liability to any of the other Participating Shareholders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request) or (ii) the Requesting Shareholder reimburses the Company for all Registration Expenses in connection with such revoked request. The Company agrees to use commercially reasonable efforts to notify the Participating Shareholders if the price for any Company Securities to be registered for sale for the account of the Company is expected to occur outside of any expected pricing range disclosed to the Participating Shareholders; provided that the Company shall not have any such obligation with respect to any registration involving the registration of Company Securities only for the account of parties other than the Company.

(c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 2.1(b)(ii) and Section 3.2(b).

(d) A Demand Registration shall not be deemed to have occurred:

(i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Participating Shareholders included in such registration have actually been sold thereunder or cease to be Registrable Securities), except that such period shall be increased by the amount of time any Shareholder is required to discontinue disposition of such Registrable Securities as a result of any stop order, injunction or other order or requirement of the SEC or other governmental agency or court; provided, that in no circumstance will such period extend beyond the date that Registrable Securities covered included in such registration cease to be Registrable Securities; or

(ii) if the Maximum Offering Size is reduced in accordance with Section 2.1(e) such that less than 75% of the Registrable Securities of the Requesting Shareholder sought to be included in such registration are included.

(e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Participating Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities owned by the Participating Shareholders), and

(ii) second, any other securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

(f) Upon notice to the Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.1 on one or more occasions during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days in the aggregate (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholder in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 2.2. Piggyback Registration.

(a) Except in connection with any Demand Registration pursuant to Section 2.1 hereof, if the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Shares issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice prior to the effective date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 2.2 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.2(b). Upon the request of any such Shareholder made within 10 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered;

provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.4(f) on the same terms and conditions as apply to the Company or the Requesting Shareholder, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company agrees to use commercially reasonable efforts to notify the Participating Shareholders if the price for any Company Securities to be registered for sale for the account of the Company is expected to occur outside of any previously publicly announced range; provided that the Company shall not have any such obligation with respect to any registration involving the registration of Company Securities only for the account of parties other than the Company.

No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.1. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.1(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii) second, all Registrable Securities requested to be included in such registration by the Participating Shareholders pursuant to this Section 2.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Participating Shareholders on the basis of the relative number of shares of Registrable Securities owned by such Participating Shareholders); and

(iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.3. Lock-Up Agreement. In connection with each Public Offering (other than a Shelf Take Down), neither the Company nor any Shareholder shall effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning on the date that is estimated by the Company, in good faith and in writing to such Shareholder, to be the 14th day prior to the effective date of the applicable registration statement or the date of the applicable prospectus supplement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 90 days after the effective date of the applicable prospectus or the applicable prospectus supplement.

Section 2.4. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.1 or Section 2.2, subject to the provisions of such Sections, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as reasonably practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a Shelf Registration Statement, one year (or, in each case, such shorter period in which all of the Registrable Securities of the Participating Shareholders included in such registration statement shall have actually been sold thereunder or cease to be Registrable Securities).

(b) Prior to filing a registration statement or prospectus (including any Free Writing Prospectus) or any amendment or supplement thereto, the Company shall, if requested, furnish to each Participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act or any Free Writing

Prospectus and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Participating Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use commercially reasonable efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Participating Shareholders set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Participating Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and use commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Participating Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests in writing and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(d), (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Participating Shareholder holding such Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus or a Free Writing Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f) The Company shall have the right to select the underwriter or underwriters in connection with any underwritten Public Offering other than in the case of a Shelf Take Down, which shall be governed by Section 3.2(a). In connection with any Public Offering, the Company and the Participating Shareholders shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering required by this Agreement, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the FINRA.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Participating Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.4 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is required pursuant to applicable law or regulation or judicial process. Each Participating Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Participating Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall use commercially reasonable efforts to furnish to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each such Participating Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k) Each such Participating Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of any offering materials covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.4(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.4(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.4(e).

(l) The Company shall use commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

(m) With respect to offerings reasonably expected to have aggregate gross proceeds of at least $75,000,000, the Company shall use commercially reasonable efforts to support the marketing of the Registrable Securities (including participation in “road shows” and appearing before analysts and rating agencies), taking into account the Company’s business needs; it being understood by the parties to this Agreement that the phrase “taking into account the Company’s business needs” may permit the non-participation of the Company’s management in a “road show” if the requisite traveling or other demands of a “road show”, in the good faith determination of the Company, would interfere with the management of the Company’s business.

Section 2.5. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Participating Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or Free Writing Prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or based on any such untrue statement or omission or alleged untrue statement or omission so made based on and in conformity with information furnished in writing to the Company by such Shareholder or by an underwriter or on such Shareholder’s or underwriter’s behalf expressly for use therein.

In connection with any underwritten offering pursuant to this Agreement, the Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 2.5 or otherwise on commercially reasonable terms negotiated on an arm’s length basis with such underwriters.

Section 2.6. Indemnification by Participating Shareholders. Each Participating Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus or Free Writing Prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.6. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Participating Shareholder shall be liable under this Section 2.6 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 2.7. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which proceeding indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses;

provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.8. Contribution. If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages in accordance with its terms, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Indemnified Party on the one hand, and the Indemnifying Party on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Party on the one hand, and the Indemnifying Party on the other hand, from the offering of the Registrable Securities. If such allocation is not permitted by applicable law, there shall be an allocation in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Indemnified Party on the one hand, and the Indemnifying Party on the other hand, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations.

The Company and the Participating Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.8, no Participating Shareholder shall be required to contribute any amount for Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Participating Shareholder’s obligation to contribute pursuant to this Section 2.8 is several in the proportion that the net proceeds of the offering received by such Shareholder bears to the total net proceeds of the offering received by all such Participating Shareholders and not joint.

Section 2.9. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Participating Shareholder as may be reasonably necessary with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.11. Cooperation by the Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

ARTICLE 3.

CERTAIN COVENANTS AND AGREEMENTS

Section 3.1. Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any registration agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Shareholders included therein or (b) on terms otherwise materially more favorable than set forth in this Agreement.

Section 3.2. Shelf Take Downs.

(a) To the extent the Company is and continues to be a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act, the Company will make its existing Registration Statement on Form S-3ASR (Registration No. 333-145585) (the “Existing Shelf”) available for the resale from time to time by the Shareholders of the Registrable Securities pursuant to Rule 415 of the Securities Act (or any successor rule) until the earlier of (x) the date on which the Existing Shelf expires and (y) the date on which the Company replaces the Existing Shelf with a new automatic Shelf Registration Statement that makes available such resale of the Registrable Securities; provided, however, that the foregoing shall not affect, amend or modify any obligation of any Shareholder under any lock-up agreement with the Company. Further, the Company, to the extent the Company is and continues to be a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act, shall use its commercially reasonable efforts to file a new Shelf Registration Statement on or before the expiration of the Existing Shelf and to maintain the effectiveness of such new Shelf Registration Statement. If at any time the Company has registered Registrable Securities pursuant to Rule 415 of the Securities Act (or any successor rule) on a Shelf Registration Statement, any Shareholder who desires to effect a Shelf Take Down shall notify the Company. The notice shall specify the number of Registrable Securities intended to be sold by such Shareholder and the proposed underwriter(s) selected to effect such sale, which underwriter(s) must be reasonably acceptable to the Company. Upon receipt of such notice, the Company shall use commercially reasonable efforts to permit as promptly as practicable the disposition of the Registrable Securities in accordance with the intended methods thereof, including complying with the applicable provisions of Section 2.4 (including, without limitation, Section 2.4(m) relating to participation by the Company in “road shows” and other marketing); provided that the Company shall not be obligated to effect any Shelf Take Down unless the aggregate proceeds expected to be received from the sale of Registrable Securities in the Shelf Take Down equals or exceeds $25,000,000 or such lesser amount as constitutes all Registrable Securities held by the requesting Shareholder; and provided further that the Company in its sole discretion may condition the inclusion of Registrable Securities in a registration under this Section 3.2(a) upon the timely provision by such Shareholder of such information as the Company may reasonably request relating to the disclosure requirements of Item 507 of Regulation S-K (or any similar disclosure requirement applicable to such registration). Notwithstanding the foregoing, the Company, in its sole discretion, may waive (which waiver may be written or verbal) the requirement for minimum aggregate proceeds of $25,000,000.

(b) The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Take Down except the selling Shareholder or selling Shareholders shall be responsible for the expenses in connection with the printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, the fees and expenses of any counsel for the selling Shareholder (including any other Shareholders participating in the Shelf Take Down), and any taxes payable by Shareholders or underwriters in connection with the Shelf Take Down.

(c) Upon notice to the selling Shareholder, the Company may postpone effecting a Shelf Take Down pursuant to this Section 3.2 for any Shareholder on one or more occasions during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 60 days in the aggregate (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the selling Shareholder in writing that effecting the Shelf Take Down would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 3.3. Certain Information. During any period when the Company is not subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, the Company agrees to provide to each Shareholder that owns Registrable Securities within 90 days following the end of each fiscal year of the Company an audited annual report and within 45 days following the end of each of the first three fiscal quarters of each fiscal year of the Company, an unaudited quarterly report, in each case setting forth its balance sheet as of the end of such period, its statement of income for such period and its statement of cash flows for such period; provided that the Company will be deemed to have provided such reports if the Company has filed such reports with the SEC via the EDGAR filing system (or a successor system) and such reports are publicly available. So long as the Company is subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act and so long as Registrable Securities remain outstanding, the Company will use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act.

Section 3.4. Shelf Registration Statements. Notwithstanding anything else to the contrary in this Agreement, if, prior to any request for registration pursuant to Section 2.1 or Section 2.2 with respect to a Shareholder’s Registrable Securities, (a) the Company shall have filed a Shelf Registration Statement covering such Registrable Securities and (b) the Shelf Registration Statement is effective when the requesting Shareholders would otherwise make such request, the Company shall not be required to separately register any Registrable Securities in response to such request, and such request shall be deemed to be a notice under Section 3.2 that the Company cooperate in effecting a Shelf Take Down of the Registrable Securities pursuant to such Shelf Registration Statement.

ARTICLE 4.

MANAGEMENT RIGHTS

Section 4.1. Management Rights.

(a) In addition to the warranties and covenants contained in this Agreement, each Shareholder and the Company agree that from and after the date hereof, each Shareholder that is a venture capital operating company (as defined in the United States Department of Labor Regulations published at 29 C.F.R. Section 2510.3-101(d) under the Employee Retirement Income Security Act of 1974, as amended) for so long as such Shareholder continues to be a venture capital operating company (each, individually, a “VCOC Shareholder”) shall have the following contractual management rights with respect to each of the Company and its Subsidiaries (each, individually, a “Rights Entity” and, collectively, the “Rights Entities”).

(b) Upon reasonable request by any VCOC Shareholder, a representative of such VCOC Shareholder will be entitled to inspect the books and records of the Rights Entities and the facilities of the Rights Entities, and to request and receive reasonable information regarding each Rights Entity’s financial condition and operations.

(c) Without limiting the foregoing Section 4.1(b), the Company shall deliver or cause to be delivered to each VCOC Shareholder:

(i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and the consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and the consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; and

(iii) to the extent a Rights Entity is required by law or pursuant to the terms of any outstanding indebtedness of such Rights Entity to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Rights Entity as soon as available.

Notwithstanding the foregoing, the Company will be deemed to have delivered such reports and other information referred to above to the VCOC Shareholders if the Company has filed such reports and other information with the SEC via the EDGAR filing system (or a successor system) and such reports and other information are publicly available within the time periods set forth in the clauses (i), (ii) and (iii) above.

(d) Notwithstanding the foregoing, each Rights Entity shall have the right to deny any VCOC Shareholder and its representatives access to any material or portion thereof as reasonably necessary to protect any critical attorney-client privilege of such Rights Entity or to preserve the confidentiality of such Rights Entity’s trade secrets. Each VCOC Shareholder agrees that it will hold in confidence any confidential information obtained by such VCOC Shareholder pursuant to the rights granted under this Section 4.1 and will require that its representatives agree to do the same.

ARTICLE 5.

MISCELLANEOUS

Section 5.1. Binding Effect; Assignability; Benefit.

(a) This Agreement shall become effective as of the Effective Time and shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns (including, for the avoidance of doubt, a Shareholder’s heirs, legal representatives, successors and assigns); provided, however, that this Agreement shall not inure to the benefit of or be binding on, or be assignable or transferable by any Shareholder to, any Person acquiring Company Securities in any Public Offering or pursuant to Rule 144. Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof other than (i) the provisions of Section 2.5, Section 2.6, Section 2.7 and Section 2.8 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Section 5.2, Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7, Section 5.8 and Section 5.11. Notwithstanding the foregoing, the contractual rights provided under Article 4 shall survive, and shall not terminate, until the date that a Shareholder ceases to beneficially own any securities of the Company.

(b) This Agreement is not intended to, and shall not, confer on any other Person any rights or remedies hereunder.

(c) Except as provided in this Section 5.1, (i) a Shareholder may not assign any rights or delegate any obligations under this Agreement without the prior written consent of the Company, and (ii) the Company may not assign any rights or delegate any obligations under this Agreement, in each case, with regard to a Shareholder without the prior written consent of such Shareholder. Any such purported assignment or delegation made in violation of the foregoing shall be null and void.

Section 5.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) by facsimile upon confirmation of receipt or (c) on the second Business Day following the date of dispatch if delivered by a recognized express courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

if to the Company to:

Alterra Capital Holdings Limited

Max House

2 Front Street

Hamilton, HM 11

Bermuda

Attention: General Counsel

Facsimile: +1 (441) 295-8800

with a copy (which shall not constitute notice) to:

Akin, Gump, Strauss, Hauer & Feld L.L.P.

One Bryant Park

New York, New York 10036

Attention:	Kerry E. Berchem, Esq. Jeffrey L. Kochian, Esq.
Facsimile:	+1 (212) 872-1002

and if to a Shareholder to the address set forth on the signature page or to such address that such Shareholder may subsequently notify the Company in writing.

Section 5.3. Waiver; Amendment.

(a) Neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, (b) no waiver that may be given by any party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

(b) This Agreement may not be amended except by an instrument in writing executed by the Company and Shareholders holding at least 75% of the outstanding Registrable Securities held by the parties hereto at the time of such proposed amendment or modification. In addition, any amendment or modification of any provision of this Agreement that would adversely affect a Shareholder in a manner different from any other Shareholder may be effected only with the consent of such Shareholder.

Section 5.4. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws. In furtherance of the foregoing, the parties hereby acknowledge and agree that it is their intent that the Chosen Courts (as defined below) not apply the internal affairs doctrine for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof.

Section 5.5. Specific Performance; Submission to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to the discretion of the Chosen Courts, the parties shall be entitled to an injunction or injunctions to prevent breaches or violations of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Moreover, and in recognition of the foregoing, each of the parties hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at law would be adequate and (b) any requirement under any law for any party to post security as a prerequisite to obtaining equitable relief. Each party irrevocably and unconditionally consents, agrees and submits to the jurisdiction of the United States District Court for the Southern District of New York or any New York State court, in each case, located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Chosen Courts. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding with respect to the subject matter hereof in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

Section 5.6. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.7. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature pate of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

Section 5.8. Entire Agreement. This Agreement, including Exhibit A attached hereto, constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including the Founding Investors’ Shareholders’ Agreement.

Section 5.9. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to a section or subsection, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement mean Parent and each of the Shareholders, as the case may be. References to “dollars” or “$” in this Agreement are to the lawful currency of the United States of America.

Section 5.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this

Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Section 5.11. Public Announcements. None of the Shareholders nor the Company shall (and none of them shall permit any of their respective subsidiaries or Affiliates to) disclose any Shareholder’s name or identity as an investor in or member of the Company in any press release or other public announcement or in any document or material filed with any governmental or regulatory authority or otherwise, without the prior written consent of such Shareholder, unless such disclosure is required by applicable law, rule, regulation or order, a governmental or regulatory authority or a court or administrative order, in which case prior to making such disclosure the disclosing party shall, to the extent permitted by applicable law, rule, regulation or order, a governmental or regulatory authority or administrative order, give written notice to each non-disclosing party describing in reasonable detail the proposed content of such disclosure and shall permit each non-disclosing party to review and comment upon the form and substance of such disclosure; provided that each Shareholder hereby permits the Company to publish and disclose in any proxy statement or prospectus (including any document or schedule filed with the SEC) or any other regulatory filings in connection with the Amalgamation Agreement such Shareholder’s identity and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALTERRA CAPITAL HOLDINGS LIMITED

By:	/s/ PETER A. MINTON
Name:	Peter A. Minton
Title:	President

[Signature page to Registration Rights Agreement]

MOORE GLOBAL INVESTMENTS, LTD.

By:	Moore Capital Management, LP, its Investment Manager

By:	/S/ JAMES KAYE
Name:	James Kaye
Title:	Vice President

Address:

[Signature page to Registration Rights Agreement]

MOORE HOLDINGS, L.L.C.

By:	/S/ JAMES KAYE
Name:	James Kaye
Title:	Vice President

Address:

[Signature page to Registration Rights Agreement]

REMINGTON INVESTMENT STRATEGIES, L.P.

By:	Moore Capital Management, LP, its Investment Manager

By:	/S/ JAMES KAYE
Name:	James Kaye
Title:	Vice President

Address:

[Signature page to Registration Rights Agreement]

THE CHUBB CORPORATION

By:	/S/ RICHARD G. SPIRO
Name:	Richard G. Spiro
Title:	Executive Vice President and Chief Financial Officer

Address:

[Signature page to Registration Rights Agreement]

TRIDENT III PROFESSIONALS FUND, L.P.

By:	Stone Point GP Ltd.

By:	Stone Point Capital LLC, as manager

By:	/S/ DAVID WERMUTH
Name:	David Wermuth
Title:	Principal

Address:

[Signature page to Registration Rights Agreement]

TRIDENT III, L.P.

By:	Trident Capital III, L.P.

By:	Stone Point Capital LLC, as manager

By:	/S/ DAVID J. WERMUTH
Name:	David J. Wermuth
Title:	Principal

Address:

[Signature page to Registration Rights Agreement]

EXHIBIT A

List of Shareholders party to Registration Rights Agreement as of May 12, 2010

Moore Global Investments, Ltd.

Moore Holdings, L.L.C.

Remington Investment Strategies, L.P.

The Chubb Corporation

Trident III Professionals Fund, L.P.

Trident III, L.P.